GAS PURCHASE AGREEMENT

BETWEEN

ENRICH OIL CORPORATION

AS "SELLER"

AND

DEVON GAS SERVICES, L.P.

AS "BUYER"

LP-15-7806

I:\BUSADMIN\BAA \FORMS\ WES1\FORMS-K\TAMWDP.WPD

Jameson Form WDP -12/99

GAS PURCHASE AGREEMENT

          THIS AGREEMENT ("Agreement"), made and entered into this 1st day of August, 2002 by and between ENRICH OIL CORPORATION, hereinafter referred to as "Seller," and DEVON GAS SERVICES, L.P., hereinafter referred to as "Buyer,"

WITNESSETH:

         WHEREAS, Seller owns certain valid and subsisting oil and gas lease or leases to the extent such lease or leases cover the lands described in Exhibit" A" and depicted on plats contained Exhibit "B” attached hereto and hereby made a part hereof and,

        WHEREAS, the lands described on Exhibit “A" and depicted on plats contained in Exhibit “B” are hereafter referred to as “Premises”; and,

         WHEREAS, there is located on the Premises a well or wells productive, in addition to oil, or casinghead gas (it being understood that the term "Gas" shall mean both gas issuing from oil wells whether produced from the same sand or strata from which the oil is produced or by the induction of gas with compressors or other means for flowing the oil, and gas vaporized from oil after production and from natural gas wells), and Seller desires to sell the Gas which may hereafter be produced from the Premises; and,

          WHEREAS, the well or wells presently existing on the Premises are described in Exhibit “C” attached hereto and hereby made a part hereof; and,

           WHEREAS, Buyer has in operation a plant and plant gathering system, hereinafter referred to as "Plant," for the purpose of extracting ethane, propane, butanes, natural gasoline and other liquid hydrocarbon products, hereinafter referred to as "Products" in the plural and "Product" in the singular, and desires to buy said Gas for the purposes deemed necessary by Buyer in its gathering, processing and marketing activities;

          NOW, THEREFORE, in consideration of One Dollar ($1.00) paid by Buyer to Seller, receipt of which is hereby acknowledged, and other payments and covenants hereinafter specified, Seller hereby grants, bargains, sells and agrees to deliver to Buyer and Buyer agrees to purchase and take from Seller all Gas now or hereafter produced from the Premises, subject however, to the following stipulations and conditions:

EXHIBIT “A”

     Attached to and made a part of that certain Gas Purchase Agreement dated this 1st day of August, 2002, between DEVON GAS SERVICES, L.P., referred to as “Buyer”, and

ENRICH OIL CORPORATION, referred to as "Seller", showing lands covered by said Agreement and described as follows:

Coleman County, Texas

PROPERTY NAME Enrich Oil Corporation XX Ranch

LEGAL DESCRIPTION

The following described lands in Coleman County, Texas as follows:

Tract 1:  All of the W.B. Roddan Survey No. 34, A- 1118, comprising some 395 acres, more or less;    Tranct 2:The southwest quarter (SW/4) and the west half of the northwest quarter (W/2 of NW/4) of the W. B. Roddan Survey No. 4, A-1116, comprising some 240 acres, more or less:

Tract 3: The east 200 acres of Section 33, T&NO RR

Company, A-663

EXHIBIT “B”

     Attached to and made a part of that certain Gas Purchase Agreement dated the 1st day of

August, 2002, between DEVON GAS SERVICES, L.P., referred to as “Buyer”, and

ENRICH OIL CORPORATION, referred to as "Seller", showing lands covered by said Agreement and described as follows:

Coleman County, Texas

EXHIBIT “C”

     Attached to and made a part of that certain Gas Purchase Agreement dated the 1st day of

August, 2002, between DEVON GAS SERVICES, L.P., referred to as "Buyer" and

ENRICH OIL CORPORATION, referred to as "Seller", showing Well(s) covered by said

Agreement and described as follows:

Coleman County, Texas

WELL(S)

                     Double X Ranch 1-34                                 Meter # 2433467

EXHIBIT “D”

     Attached to and made a part of that certain Gas Purchase Agreement dated the 1st day of August, 2002, between DEVON GAS SERVICES, L.P., referred to as "Buyer", and ENRICH OIL CORPORATION, referred to as "Seller":

ENRICH OIL CORPORATION

1ST CITY CENTER#6A

ABILENE, TEXAS 79601

ATTN: LANE FRIZZELL

Incident to the provisions of Article 19 to this Gas Purchase Agreement,

is hereby named Seller's Representative with all authority and power described in said Article 19 to act on behalf of and represent all Party Sellers to this Agreement until such time as an alternate Seller's Representative is appointed.

EXHIBIT “E”

Attached to and made a part of that certain Gas Purchase Agreement dated the 1st day of August 2002, between DEVON GAS SERVICES, L.P., referred to as "Buyer", and ENRICH OIL CORPORATION, referred to as 'Seller":

Excess N2 Fee Schedule

N2 MOL%	Cents Per MCF
0.0%-4.0%	0.0
4.1%-6.0%	5.0
6.1%-8.0%	10.0
8.1%-10.0%	15.0
10.1%-12.0%	20.0
12.1%-15.0%	25.0
15.1% and Greater	Not < 25.0

Excess CO2 Fee Schedule

CO2 MOL%	Cents Per MCF
0.0%-3.0%	0.0
3.1%-4.0%	3.5
4.1%-5.0%	5.0
5.1%-6.0%	8.0
6.1%-7.0%	10.5
7.1%-8.0%	15.0
8.1% and Greater	Not < 15.0

Excess H2S Fee Schedule

H2S Level PPM	Cents Per MCF
0.0-4.0	0.0
4.1-10.0	5.0
10.1-20.0	7.0
20.1-40.0	10.0
40.1-75.0	16.0
75.1-100.0	25.0
100.1 and Greater	Not < 25.0

Such fees, if charged, may be deducted by Buyer from the payment of proceeds otherwise due Seller hereunder.